UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

ContextLogic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39775	27-2930953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sansome Street 33rd Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-7323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WISH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2022, ContextLogic Inc. (the “Company” or “Wish”) announced the appointment of Vijay Talwar as Chief Executive Officer and Principal Executive Officer (together, “CEO”), effective as of February 1, 2022 (the “Effective Date”). Mr. Talwar is replacing Piotr Szulczewski whose resignation was effective January 31, 2022. Additionally, Mr. Talwar was appointed to the Company’s Board of Directors effective as of the Effective Date.

Vijay Talwar is a seasoned retail, e-commerce and consumer brand executive, with significant experience leading digital and operational transformation within both established and rapidly growing multinational enterprises. Prior to joining Wish, Mr. Talwar served as CEO for Foot Locker’s EMEA business from February 2019 until January 2022, where he was responsible for all omnichannel efforts and franchisee relationships for Foot Locker Europe and Runners Point Group. He was also responsible for all operational functions including finance, marketing, merchandising and customer experience. Mr. Talwar also served in various other positions at Foot Locker beginning in September 2016, including as President - Digital. Prior to serving at Foot Locker, Mr. Talwar served in various positions at Blue Nile including as the CEO, CFO and President of International. He joined Blue Nile in 2010 and started the international division at Blue Nile. From 2008 to 2010, Mr. Talwar was the Chief Executive Officer of the William J. Clinton Foundation India, a global 501c non-governmental organization established to provide healthcare and sustainability programs across India and South Asia. From 2002 to 2008, Mr. Talwar worked at Nike, Inc., where he served as the Chief Operating Officer for Central Europe, Middle East and Africa. Prior to that role, he served in multiple finance, strategy and business development roles at Nike. Prior to Nike, Mr. Talwar was a Consultant at Bain & Company, a global management consulting firm. As of October 2021, Mr. Talwar serves at Dunelm Group plc as a non-executive director. Mr. Talwar holds a BA in Accounting from the University of Findlay, an MA in Accounting from Miami University, and an MBA from the University of Chicago.

In connection with Mr. Talwar’s appointment and pursuant to the terms of an offer letter entered into with Mr. Talwar (the “Offer Letter”), the Compensation Committee of the Company’s Board of Director’s set Mr. Talwar’s base salary at $550,000 per year. He will also receive a $1,800,000 signing bonus, which will be paid in four installments, each installment subject to Mr. Talwar’s continued employment with the Company through February 1, 2024. Mr. Talwar’s offer also includes a relocation bonus of $250,000, which will be paid within ten (10) business days of the Effective Date.

Pursuant to the terms of the Offer Letter, the Compensation Committee (the “Committee”) will award Mr. Talwar Restricted Stock Units (“RSUs”) for the number of shares of the Company’s Class A Common Stock (“Common Stock”) equal to $12,000,000 divided by the average closing price of a share of the Company’s Common Stock as reported on Nasdaq during the full calendar month prior to the Effective Date, rounded down to the nearest whole share. The RSUs will vest over time based on Mr. Talwar’s continuous service, with 25% of the RSUs vesting on the first Company Vesting Date following the completion of 12 months of continuous service. An additional 1/12th of the remaining RSUs will vest on each Company Vesting Date thereafter, subject to Mr. Talwar’s continuous service through each such vesting date. A “Company Vesting Date” means February 15, May 15, August 15, or November 15. Additionally, the Committee will award Mr. Talwar an option to purchase the number of shares of the Company’s Common Stock equal to $16,800,000 divided by the average closing price of a share of the Company’s Common Stock as reported on Nasdaq during the full calendar month prior to the Effective Date, rounded down to the nearest whole share (the “Option”). The exercise price per share of the Option will be equal to the fair market value of the Company’s Common Stock on the date of the grant. The Option will vest and become exercisable over time based on Mr. Talwar’s continuous service. The Vesting Commencement Date for the Option will be the first Company Vesting Date following the Effective Date; 1/16th of the Option shares will vest on each Company Vesting Date after the Vesting Commencement Date, subject to Mr. Talwar’s continuous service. The Company intends to grant Mr. Talwar’s equity awards as “inducement grants,” under the Company’s 2022 New Employee Equity Incentive Plan.

Additionally, as part of the Offer Letter, the Company entered into a severance and change in control agreement with Mr. Talwar, which became effective upon his appointment (the “Severance Agreement”). The Severance Agreement provides that Mr. Talwar will be eligible to receive a lump sum cash payment equal to eighteen (18) months of his base salary, an additional lump sum cash payment equal to eighteen (18) months of his benefits premiums, an additional lump sum cash payment equal to the remaining unpaid installments, if any, of Mr. Talwar’s signing bonus, and full acceleration of his time-based equity awards if he is terminated by the Company without cause or he resigns for good reason, and such termination is not in connection with the Company’s change in control. In the event his termination without cause or resignation for good reason is within three months prior to or 12 months after a change in control, he will be eligible to receive a lump sum cash payment equal to twelve (12) months of his base salary, an additional lump sum cash payment equal to twelve (12) months of his benefit premiums, an additional lump sum cash payment equal to the remaining unpaid installments, if any, of his signing bonus, and full acceleration of his time-based equity awards. In addition, the Company has entered into an indemnification agreement with Mr. Talwar in connection with his appointment to the Board in substantially the form entered into with other officers of the Company.

There are no family relationships between Mr. Talwar and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated January 27, 2022, by and between the Company and Vijay Talwar.

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 20,2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2022

ContextLogic Inc.

By:	/s/ Vivian Liu
Vivian Liu
Chief Financial Officer Principal Financial Officer